UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2012

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

ONE CANTERBURY GREEN
201 BROAD STREET
STAMFORD, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

 Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 8.01    Other Events.

On March 21, 2012, Cenveo, Inc. (the “Company” or “Cenveo”) issued a press release announcing that its wholly-owned subsidiary, Cenveo Corporation, has commenced an offering of $75 million aggregate principal amount of Senior Exchangeable Notes due 2017 (the “Notes”).  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On March 21, 2012, the Company issued a press release announcing that its wholly-owned subsidiary, Cenveo Corporation has amended (the “Amendment”) its offer to purchase for cash (the “Offer”) its outstanding 7⅞% senior subordinated notes due 2013, which Offer was previously announced on February 29, 2012 and amended on March 12, 2012.  A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

On March 22, 2012, the Company announced that its wholly-owned subsidiary, Cenveo Corporation, has priced its offering of $225 million aggregate principal amount of Senior Notes due 2017 (the “Senior Notes”).  The Senior Notes will have an interest rate of 11.5% per annum and will be issued at a price of 96.328% of their face value.  The Senior Notes offering is expected to close on March 28, 2012, subject to customary closing conditions.

These announcements do not constitute an offer to purchase or a solicitation of an offer to sell securities.  In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

Item 9.01    Financial Statements and Exhibits

(c)       Exhibits.

Exhibit
Number           Description

99.1	Press Release dated March 21, 2012
99.2	Press Release dated March 21, 2012
99.3	Press Release dated March 22, 2012

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 22, 2012

CENVEO, INC.

By: s/ Mark S. Hiltwein
Mark S. Hiltwein
Executive Vice President and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit
Number            Description

99.1	Press Release dated March 21, 2012
99.2	Press Release dated March 21, 2012
99.3	Press Release dated March 22, 2012